UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
___________

FORM 8-K
___________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date Of Earliest Event Reported): February 4, 2014

Entia Biosciences, Inc.
 (Exact name of registrant as specified in charter)

Commission File Number:  000-52864

Nevada	26-0561199
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

13565 SW Tualatin-Sherwood Rd. #800 Sherwood, OR 97140	98648
(Address of principal executive offices)	(Zip Code)

(503) 334-3575
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Item 3.02                      Unregistered Sales of Equity Securities

On February 4, 2015, , KBM Worldwide, Inc. converted the principal amount of $29,200 ($27,500 of principal and $1,700 of accrued interest) of a Convertible Promissory Note dated July 9, 2014 in the original principal amount of $42,500 with 8% interest per annum. Pursuant to the terms of the Note, Entia Biosciences issued 357,843 shares of common stock.  This issuance of shares was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

On February 19, 2015, KBM Worldwide, Inc. converted the principal amount of $25,000 of a Convertible Promissory Note dated August 11, 2014.  Pursuant to the terms of the Note, Entia Biosciences issued 318, 471 shares of common stock.  See 8.01 below for more details.  This issuance of shares was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

Item 8.01                      Other Events

On February 24, 2015 Entia Biosciences, Inc. repaid in full a Convertible Promissory Note dated August 11, 2014 with KBM Worldwide, Inc.  Entia paid KBM $42,500 to pay off the $30,171 of principal and accrued interest due, plus a pre-payment penalty of $12,329.  The Note was originally issued in the principal amount of $53,000 at 8% interest per annum with a maturity date of May 13, 2015.  Principal in the amount of $25,000 of the Note was partially converted on February 19, 2015 and 318,471 shares of common stock were issued to KBM.

There is still outstanding a Convertible Promissory Note dated December 15, 2014 in the principal amount of $53,500 with KBM Worldwide, Inc.  The Note accrues interest at 8% per annum with a maturity date of September 17, 2015.

KBM has the right to convert the principal amount of the Notes into shares of common stock at any time after 180 days from the date of the Note until it is fully paid.  The conversion price is determined by taking 58% of the average of the lowest three bid prices of the Entia common stock during the ten trading days prior to the conversion date.  If Entia issues any common stock or convertible securities at a price below the conversion price while the Note is issued and outstanding, other than issuances pursuant to Entia stock option plan, the conversion price shall be lowered to that price.  Entia is required to issue certificates for the shares of common stock within three business days from the receipt of the notice of conversion and will be required to pay $2,000 per day for each day of delay in issuing the certificates.  Entia may pre-pay in full the outstanding principal and accrued interest during the first 180 days after the date of the Note at between 125% and 140% of the principal, accrued interest and any other amounts due under the Note.  Entia shall not incur any debt while the Note is outstanding, other than indebtedness to trade creditors or financial institutions incurred in the ordinary course of business or borrowings to repay the Note, without the written consent of KBM.

Item 9.01.                      Exhibits.  Financial Statements and Exhibits

(c)	Exhibits
None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTIA BIOSCIENCES, INC. (Registrant)

Date: February 25, 2015	By:	/s/ Marvin S. Hausman, M.D.
Marvin S. Hausman, M.D. President and CEO